Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Nexera Technologies Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, no par value	(1)	Other	3,521,337	$1.4566	$5,129,179.47	0.0001381	$708.34

Total Offering Amounts:							$5,129,179.47		708.34
Total Fees Previously Paid:									0.00
Total Fee Offsets:									708.34
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

Consists of 3,521,337 ordinary shares, no par value (the “Ordinary Shares”) of the Registrant consisting of: (i) 2,112,677 ordinary shares issuable upon the conversion of convertible promissory note; and (ii) 960,301 Ordinary Shares, issuable upon the exercise of a warrant, and 448,359 Ordinary Shares issuable upon the exercise of a note warrant.

Pursuant to Rule 457(c) and (i) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high ($1.5333) and low ($1.38) sales price of the Ordinary Shares as reported on the Nasdaq Capital Market on September 23, 2026.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Nexera Technologies Ltd	(1)	F-1	333-288355	06/26/2025		$708.34	Equity	Ordinary Shares, no par value	47,229,984	$46,322.72	$
Fee Offset Sources	Nexera Technologies Ltd		F-1	333-288355		07/24/2025							708.34

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Statement of Termination